UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☒	Preliminary Information Statement

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☐	Definitive Information Statement

SINO AGRO FOOD, INC.

(Name of Registrant as Specified In Its Charter)

Copies to:

Sichenzia Ross Ference Kesner LLP

61 Broadway, 32nd Floor

New York, NY 10006

Fax: 212-930-9725

Attn.: Marc J. Ross, Esq.

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SINO AGRO FOOD, INC.

Room 3801, Block A, China Shine Plaza

No. 9 Lin He Xi Road

Tianhe District, Guangzhou City, P.R.C.

 NOTICE OF ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the holders of more than a majority of the voting power of the shareholders of Sino Agro Food, Inc., a Nevada corporation (the “Company” “we,” “us,” or “our”), have approved the following action without a meeting of shareholders in accordance with Section 78.320 of the Nevada Revised Statutes:

The approval of an amendment to our articles of incorporation to increase our authorized shares of common stock from 27,000,000 to 50,000,000. The action will become effective on or about the 20th day after the definitive information statement is mailed to our shareholders.

Shareholders of record at the close of business on July 19, 2017 (the “Record Date”), are entitled to receive a copy of this information statement.

The enclosed information statement contains information pertaining to the matters acted upon.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

	By	Order of the Board of Directors
Lee Yip Kun Solomon
Chief Executive Officer
July __, 2017

SINO AGRO FOOD, INC.

Room 3801, Block A, China Shine Plaza

No. 9 Lin He Xi Road

Tianhe District, Guangzhou City, P.R.C.

PRELIMINARY INFORMATION STATEMENT

Action by Written Consent of Shareholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of shareholders taken without a meeting of a proposal to approve the actions described in this information statement. We are mailing this information statement to our shareholders of record on July 19, 2017 (the “Record Date”).

What action was taken by written consent?

We obtained shareholder consent for the approval of an amendment to our articles of incorporation to increase our authorized shares of common stock, par value $0.001 per share (the “Common Stock”), from 27,000,000 to 50,000,000.

How many shares of voting stock were outstanding on the Record Date?

On the Record Date, the date we received the consent of the holders of a majority of the voting power of our shareholders, there were 25,684,898 shares of Common Stock issued and outstanding and 100 shares of Series A Preferred Stock issued and outstanding.

What vote was obtained to approve the amendment to the articles of incorporation described in this information statement?

We obtained the approval of the holders of 2,459,697 shares of Common Stock, or approximately 1.9% of the voting power of our shareholders. In addition, we obtained the approval of the holders of all 100 issued and outstanding shares of our Series A Preferred Stock, which collectively carry the voting power of eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of our company or action by written consent of shareholders. As a result, we obtained the approval of 81.9% of the voting power eligible to vote on the amendment to our articles of incorporation.

AMENDMENT TO THE ARTICLES OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 27,000,000 to 50,000,000

Our board of directors and the holders of a majority of the voting power of our shareholders have approved an amendment to our articles of incorporation to increase our authorized shares of Common Stock from 27,000,000 to 50,000,000. The increase in our authorized shares of Common Stock will become effective upon the filing of the amendment to our articles of incorporation with the Secretary of State of the State of Nevada. We will file the amendment to our articles of incorporation to effectuate the increase in our authorized shares of Common Stock (the “Amendment”) approximately (but not less than) 20 days after the definitive information statement is mailed to shareholders.

The form of certificate of amendment to be filed with the Secretary of State of the State of Nevada is set forth as Appendix A to this information statement.

Outstanding Shares and Purpose of the Amendment

Our articles of incorporation currently authorize us to issue a maximum of 27,000,000 shares of Common Stock, par value $0.001 per share. As of the Record Date, we had 25,684,898 shares of Common Stock issued and outstanding and 100 shares of Series A Preferred Stock issued and outstanding.

The board of directors believes that the increase in our authorized Common Stock will provide us with greater flexibility with respect to our capital structure for purposes including stock based acquisitions.

Effects of the Increase in Authorized Common Stock

The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing shareholders.

The board of directors is required to ensure that a sufficient number of authorized shares is available to satisfy the Company’s obligations to issue such shares upon conversion or exercise of outstanding convertible or exercisable instruments. As of this date, only one entity has the right to be issued shares of Common Stock. The board of directors does not anticipate additional shares of Common Stock, options and/or warrants to be issued in the future, other than issuances of equity awards to its employees, officers and directors.

At present, the board of directors has no plans to issue the additional shares of Common Stock authorized by the Amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further shareholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and/or expanding our business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of Common Stock that will become available pursuant to the Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of our company. Although the board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the board currently aware of any such attempts directed at us), nevertheless, shareholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of our company, including transactions in which our shareholders might otherwise receive a premium for their shares over then current market prices.

Our board of directors and the holders of a majority of the voting power of our shareholders have approved an amendment to our articles of incorporation to increase our authorized shares of Common Stock to 50,000,000 because it has determined that this number provides more than adequate flexibility for the Company over the foreseeable future.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information concerning the number of shares of our Common Stock owned beneficially based on 25,684,898 shares of Common Stock issued and outstanding and 100 shares of Series A Preferred Stock issued and outstanding as of the Record Date by: (i) each of our directors; (ii) each of our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of Common Stock.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Other than as described in the notes to the table, we believe that all persons named in the table have sole voting and investment power with respect to shares beneficially owned by them. All share ownership figures include shares issuable upon exercise of options or warrants exercisable within 60 days of the Record Date, which are deemed outstanding and beneficially owned by such person for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership of any other person. Unless otherwise indicated below, beneficial ownership is calculated based on the 22,656,859 shares of Common Stock issued and outstanding and 100 shares of Series A Preferred Stock issued and outstanding as of the date hereof.

Name and address	Shares of Common Stock	Percent of Common Stock	Shares of Series A Preferred Stock	Percent of Series A Preferred Stock	Percent of Capital Stock (1)
Directors and Officers (2):
Lee Yip Kun Solomon	2,459,697	9.58%	75	75%	61.92%
Tan Poay Teik (Peter)	220,000	*	20	20%	16.17%
Chen Bor Hann	82,787	*	5	5%	4.06%
George Yap	29,774	*	0	0	*
Nils Erik Sandberg (3)	421,372	1.64%	0	0	*
Daniel Ritchey	161,352	*	0	0	*
Anthony Soh	14,887	*	0	0	*

All Officers and Directors as a Group (7 persons)	3,389,869	13.2%	100	100%	82.64%

5% or Greater Beneficial Owners:
Nordnet Pensionsfoersaekring AB (4)	2,296,348	8.94%	0	0	1.79%
Forsakringsaktiebolaget Avanza Pension (5)	2,778,385	10.82%	0	0	2.16%
City National Rochdale, LLC (6)	1,181,934	4.6%	0	0	*
Garrett R. D’Alessandro	1,084,656	4.22%	0	0	*

* Less than one percent

(1)    Includes the voting power of the 100 shares of Series A Preferred Stock issued and outstanding, which in the aggregate carry the voting power of eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of our company or action by written consent of our shareholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 80%, which is allocated to the outstanding shares of Series A Preferred Stock.

(2)    The address for each of the officers and directors is c/o Sino Agro Food, Inc., Room 3801, Block A, China Shine Plaza, No. 9 Lin He Xi Road, Tianhe District, Guangzhou City, P.R.C.

(3)    Includes 76,949 shares of Common Stock owned of record by Mr. Sandberg’s spouse and 90,858 shares of Common Stock owned of record by Ängby Sportklubb, a not-for-profit organization of which Mr. Sandberg is the chairman of the board of directors. Mr. Sandberg disclaims any beneficial ownership of the shares of Common Stock held by Ängby Sportklubb.

(4)    Carina Tovi is the Chief Executive Officer of Nordnet Pensionsförsäkring AB, whose address is Gustavlundvägen 141, P.O. Box 14095 SE-167 14, Bromma, Sweden.

(5)    Annika Saramies is the Chief Executive Officer of Forsakringsaktiebolaget Avanza Pension, whose address is Box 1399, Stockholm, Sweden 11193.

(6)    Michael Gozzillo is the Chief Compliance Officer of City National Rochdale, LLC, whose address is 570 Lexington Avenue, New York, NY 10022.

DESCRIPTION OF SECURITIES

General

The authorized capital stock of our company consists of 37,000,000 shares of capital stock, consisting of 27,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, 100 of which have been designated Series A Preferred Stock. As of the Record Date, there were 25,684,898 shares of Common Stock and 100 shares of Series A Preferred Stock issued and outstanding.

Series A Preferred Stock

The Series A Preferred Stock ranks (i) senior to any of the shares of Common Stock, and any other class or series of stock of our company which by its terms shall rank junior to the Series A Preferred Stock, and (ii) junior to any other series or class of preferred stock of our company and any other class or series of stock of our company which by its term shall rank senior to the Series A Preferred Stock. The Series A Preferred Stock pays no dividend. The Series A Preferred Stock is not convertible. In general, the outstanding shares of Series A Preferred Stock shall vote together with the shares of Common Stock as a single class and, regardless of the number of shares of Series A Preferred Stock outstanding and as long as at least one of such shares of Series A Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of our company or action by written consent of our shareholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series A Preferred Stock.

Common Stock

Holders of Common Stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of Common Stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our shareholders. A vote by the holders of a majority of the outstanding shares is required to effectuate certain fundamental corporate changes, such as liquidation, merger or an amendment to the articles of incorporation. Holders of Common Stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. Holders of the Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Common Stock.

DISSENTER’S RIGHTS

Under the Nevada Revised Statutes, holders of shares of Common Stock are not entitled to dissenters’ rights with respect to any aspect of the Amendment, and we will not independently provide holders with any such right.

INTEREST OF CERTAIN PERSONS IN THE AMENDMENT

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Amendment which is not shared by all other holders of the shares of Common Stock.

AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with such Act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549 or may be accessed at www.sec.gov.

	By	Order of the Board of Directors
Lee Yip Kun Solomon
Chief Executive Officer
July ___, 2017

Appendix A

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.      Name of Corporation: Sino Agro Food, Inc.

2.      The articles have been amended as follows:

Article IV is hereby amended to read as follows:

Fourth. That the total number of stock authorized that may be issued by the Corporation is 50 million (50,000,000) shares of common stock with a par value of one thousandth of one cent ($0.001) per share and ten million (10,000,000) shares of preferred stock with a par value of one thousandth of one cent ($0.001) per share and no other class of stock shall be authorized. Said shares may be issued by the Corporation from time to time for such consideration as may be fixed by the Board of Directors.

3.      The vote by which the shareholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 81.9%

4.      Effective date of filing: July__, 2017

5.      Signature: /s/ Lee Solomon Yip Kun, Chief Executive Officer